Exhibit 99.1

VINEYARD NATIONAL BANCORP

PRESS RELEASE

Vineyard National Bancorp to Present at Friedman Billings Ramsey’s 11th Annual Investor Conference on December 1, 2004

Rancho Cucamonga, California, November 29, 2004 -- Vineyard National Bancorp (Nasdaq: VNBC) (the "Company") announced it will participate in the Friedman Billings Ramsey ("FBR") 11th Annual Investor Conference to be held in New York, NY beginning on Tuesday, November 30, 2004. Norman Morales, President and Chief Executive Officer, is scheduled to present an overview of the Company beginning at 3:00 p.m. EST Wednesday, December 1, 2004.

The presentation will be available to investors, analysts and the general public via live webcast. Those interested in listening to the webcast should register online through the Company’s website www.vineyardbank.com or through FBR’s website at www.FBR.com. Mr. Morales’ presentation will be available on the Company’s website under the investor relations webcast and presentation link, the day of his presentation. The webcast will be archived for ninety days following Mr. Morales’ presentation.

The Company is a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of Vineyard Bank, also headquartered in Rancho Cucamonga, California. Vineyard Bank operates through nine full-service banking centers in San Bernardino, Riverside and Los Angeles counties of California, and three loan production offices located in Anaheim, San Diego, and Irvine, California.

This press release, the webcast and presentation referenced in this press release may contain forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information and press releases regarding Vineyard National Bancorp, visit the Company’s website at: www.vineyardbank.com

Corporate Offices:
9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 581-1668, Fax: (951) 278-0041, Email address: shareholderinfo@vineyardbank.com